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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                     December 15, 1998 (December 13, 1998)



                        PHYSICIAN RELIANCE NETWORK, INC.
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             (Exact name of registrant as specified in its charter)



           Texas                          0-24872                75-2495107
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(State or other jurisdiction      (Commission File Number)    (I.R.S. Employer
     of incorporation)                                       Identification No.)


     Two Lincoln Centre, Suite 900
          5420 LBJ Freeway
           Dallas, Texas                                            75240
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(Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code: (972) 392-8700



                                 Not Applicable
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          (Former name or former address, if changed since last report)




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Item 5.  Other Events.
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         On December 13, 1998, Physician Reliance Network, Inc., a Texas
corporation (the "Company") has entered into an Agreement and Plan of Merger, dated as of December 11, 1998 (the "Merger Agreement"), among American Oncology Resources, Inc., a Delaware corporation ("AOR"), Diagnostic Acquisition, Inc., a Texas corporation and wholly owned subsidiary of AOR ("Merger Sub"), and the Company. Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the "Merger"). As a result of the Merger, the Company will become a wholly owned subsidiary of AOR. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of Company common stock, no par value per share (the "Company Common Stock") will be converted into the right to receive
0.94 shares of AOR common stock, par value $.01 per share (the "AOR Common Stock").

         In connection with the execution of the Merger Agreement, AOR and the Company entered into a Stock Option Agreement (the "AOR Option Agreement") pursuant to which AOR granted to the Company an option to purchase up to approximately 10.1% of the outstanding shares of AOR Common Stock, exercisable in the circumstances specified in the AOR Option Agreement. In addition, in connection with the execution of the Merger Agreement, AOR and the Company entered into a Stock Option Agreement (the "PRN Option Agreement" and, together with the AOR Option Agreement, the "Option Agreements") pursuant to which the Company granted to AOR an option to purchase up to approximately 10.1% of the outstanding shares of Company Common Stock, exercisable in the circumstances specified in the PRN Option Agreement.

         The Merger is subject to termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval by the Company's shareholders and certain other conditions.

         On December 14, 1998, the Company and AOR issued a press release (the "Press Release") concerning the Merger and the execution of the Merger Agreement.

         The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Option Agreements and the Press Release, which are attached hereto as Exhibits 2.1, 2.2, 2.3 and 99.1 and are incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)      Not applicable.
(b)      Not applicable.
(c)      Exhibits:  See Exhibit Index following signature page.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PHYSICIAN RELIANCE NETWORK, INC.


Date:    December 14, 1998            By: /s/ George P. McGinn, Jr.
                                          --------------------------------------
                                          George P. McGinn, Jr.
                                          Executive Vice President, General
                                          Counsel, and Secretary




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                                  EXHIBIT INDEX

         No.      Document
         ---      --------

         2.1 Agreement and Plan of Merger, dated as of December 11, 1998, among Physician Reliance Network, Inc., American Oncology Resources, Inc., and Diagnostic Acquisition, Inc. (Schedules and other exhibits are omitted from this filing but the Company will furnish supplemental copies of the omitted materials to the Securities and Exchange Commission upon request.)

         2.2 Company Stock Option Agreement dated as of December 11, 1998 between American Oncology Resources, Inc. and Physician Reliance Network, Inc.

         2.3 Parent Stock Option Agreement dated as of December 11, 1998 between American Oncology Resources, Inc. and Physician Reliance Network, Inc.

         99.1     Joint Press Release dated December 14, 1998